EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan of Arterial Vascular Engineering, Inc. of our report dated July 25, 1997, except as to the first paragraph of Note 5 as to which the date is August 21, 1997, with respect to the consolidated financial statements and schedule of Arterial Vascular Engineering, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP
                                                   -----------------------------

                                                       ERNST & YOUNG LLP


Palo Alto, California
November 3, 1997